                                                        EXHIBIT i

DURACELL INTERNATIONAL INC.

COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

For the Three and Six Fiscal Months Ended

December 30, 1995 and December 31, 1994

                                     	Three Fiscal Months 		Six Fiscal Months
                                            Ended                Ended
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                                        Dec. 30, Dec 31,    Dec. 30, Dec. 31,
In millions, except per share amounts     1995    1994 	      1995 	   1994
-----------------------------------------------------------------------------
Primary Computations:

Weighted average number of shares
  outstanding 		                      118.5     		117.6    		118.2 		117.5

Effect of outstanding stock options	    3.2 	       3.5        2.9     3.7
                                     ------       -----      -----   -----
   Weighted average number of
   shares and share equivalents
   outstanding 	                     	121.7      	121.1 	   	121.1	 	121.2
                                     ======       =====      =====   =====


Per share amounts:

     Net income (a)  	                $0.99     		$0.92 	    $1.44 		$1.35
                                     ======       =====      =====   =====


Fully Diluted Computations:

  Weighted average number of
  shares outstanding 		               118.5 	    	117.6     	118.2 		117.5

  Effect of outstanding
  stock options 	                  	    3.2 		      3.6        3.3     3.7
                                      -----       -----       ----    ----
     Weighted average number of
     shares and share equivalents
     outstanding 	 	                  121.7      	121.2 	    	121.5 	121.2
                                      =====       =====       =====  =====


Per share amounts:

     Net income (a)            	      $0.99     		$0.92 	     $1.43 		$1.35
                                      =====       =====       =====  ======

_________________________________
(a)  These calculations are submitted in accordance with Regulation S-K item 601 (b)(11)